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File # C26369-99
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OCT 22 1999

IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                     Articles of Incorporation

                               Of

                        Surforama.com, Inc.


                           Article I

The name of the corporation is:   Surforama.com, Inc.

                           Article II

The Resident Agent of the corporation is Val-U-Corp Services, Inc. The address of the Resident Agent where process may be served is:

                 1802 N. Carson St., Suite 212
                 Carson City, Nevada   89701

                          Article III

The number of shares the corporation is authorized to issue is seventy million (70,000,000) shares of common stock with shares with a par value of one-tenth of a cent ($0.001) per share and five million (5,000,000) shares of preferred stock with a par value of one-tenth of a cent ($0.001) per share. The stock shall be non-assessable.

                          Article IV

The governing board of the corporation shall be as Directors. The First Board of Directors shall consist of one
(1) member whose name and address is listed as follows:

                       Daniel A. Kramer
                       1802 N. Carson St., Suite 212
                       Carson City, Nevada  89701

                          Article V

The purpose of the corporation shall be general business and any legal activity.

                          Article VI

The Incorporator's name and address is listed as follows:

                       Daniel A. Kramer
                       1802 N. Carson St., Suite 212
                       Carson City, Nevada  89701


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     I, the undersigned, being the Incorporator hereinbefore
named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this October 22, 1999.


                        /s/ Daniel A. Kramer

                        Daniel A. Kramer
                          Incorporator


I, Val-U-Corp Services, Inc., hereby accept appointment as Resident Agent for the previously named corporation this October 22, 1999.



                        /s/ Daniel A. Kramer

                        Daniel A. Kramer
                          Incorporator